UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 30, 2010
DIGITAL RIVER, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	000-24643 (Commission File Number)	41-1901640 (IRS Employer Identification No.)
9625 West 76th Street, Eden Prairie, Minnesota 55344
(Address of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code): (952) 253-1234
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 7.01.	Regulation FD Disclosure.
     In meetings with analysts on September 30, 2010, Digital River, Inc. (“Digital River”) stated that it anticipates 2011 total revenue growth could reach approximately 20% on a year over year basis. Digital River also reaffirmed guidance (previously announced on its earnings conference call for the second quarter of 2010) that it expects its non-GAAP operating margin for the fourth quarter of 2010 to be in the mid to high teens and stated that, consistent with previously publicly disclosed longer term guidance, its quarterly non-GAAP operating margin could potentially reach 25% by the end of 2012.
     As previously noted in the earnings conference call for the second quarter of 2010, Digital River has recently entered into several new customer agreements which cannot yet be publicly disclosed, but which are expected to contribute to revenue in the fourth quarter of 2010 and during 2011.
     This Report on Form 8-K includes “safe harbor” language indicating that certain statements about Digital River’s business and other matters contained herein are “forward-looking” rather than “historic.” A more thorough discussion of certain factors which may affect Digital River’s operating results is included, among other sections, under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Digital River’s Annual Report on Form 10-K for the year ended December 31, 2009, and Digital River’s other public filings with the SEC available at the SEC’s Web site (http://www.sec.gov).
     This Report on Form 8-K contains guidance regarding operating margin, which is a non-GAAP financial measure. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. We believe that these non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of our core operating results. In addition, because we have historically provided certain non-GAAP guidance to investors, we believe the inclusion of non-GAAP guidance provides consistency in our financial reporting. These measures should be considered in addition to guidance prepared in accordance with GAAP, but are not a substitute for or superior to GAAP measures. Because the above-described non-GAAP guidance regarding operating margin is forward-looking, reconciliation to the nearest GAAP measure cannot be undertaken without unreasonable efforts. As used herein, “GAAP” refers to accounting principles generally accepted in the United States.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RIVER, INC.
By:	/s/ Thomas M. Donnelly
	Name:	Thomas M. Donnelly
	Title:	Chief Financial Officer

Date: October 1, 2010